UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 12, 2016, Heidrick & Struggles, Inc., a Delaware corporation (the “Buyer”), and a wholly owned subsidiary of Heidrick & Struggles International, Inc. (the “Company”), entered into a definitive agreement (the “Purchase Agreement”) to purchase the business and substantially all of the assets of Philosophy IB, LLP, a New Jersey limited liability partnership (“Philosophy IB”).

Philosophy IB is engaged in the business of leadership and organizational development and management consulting.

Under the terms of the Purchase Agreement, the Buyer will pay Philosophy IB’s equityholders $6 million at closing, subject to certain adjustments, plus additional cash consideration after closing based on fee revenue generated from the business and certain of its software products during the three years following the completion of the transaction. The Company currently estimates that Buyer will be required to pay the sellers approximately $8 million of additional cash consideration, but the actual amount of such additional cash consideration will depend on numerous factors that cannot be determined at this time, including the actual fee revenue generated from the business and its software products during the three years following the completion of the transaction. The Purchase Agreement also contains representations, warranties, covenants and termination rights of the parties customary for a transaction of this type. The transaction will be financed with cash.

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain specified closing conditions, including the receipt of certain third-party consents or approvals, the absence of a “material adverse effect” with respect to Philosophy IB’s assets and operations, the acceptance of employment offers by certain employees of Philosophy IB and other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement. The transactions contemplated by the Purchase Agreement have been approved by Philosophy IB’s equityholders and do not require the approval of the Company’s shareholders.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The representations and warranties made in the Purchase Agreement were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact. Investors are not third-party beneficiaries of the Purchase Agreement and should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, views, opportunities, plans, strategies, beliefs and statements of similar effect relating to the Company, Philosophy IB, the Purchase Agreement and the expected benefits of the transaction. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results or events to differ materially from those express in or implied by the forward-looking statements, including risks associated with the transaction, such as uncertainties regarding the closing of the transaction or the ability to realize the expected benefits of the transaction. For a detailed discussion of risk factors impacting the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and the Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 7.01	Regulation FD

On August 16, 2016, the Company issued a press release announcing that the parties had entered into the Purchase Agreement. The press release is attached to this report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement by and among Philosophy IB, LLP, Christine H. Lotze, Kaveh Naficy and Heidrick & Struggles, Inc. dated August 12, 2016. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated August 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Registrant)

Date: August 16, 2016	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer